UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2016

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 27, 2016, the Board of Directors (the "Board") of DNB Financial Corporation (the "Company") approved amendments to the Company's Amended and Restated Bylaws (the "Bylaws") that became effective on the same date. The amendments include the following:

•	the addition of language to Section 2.1 of the Bylaws enabling the Board to determine that a meeting of shareholders be held solely by means of the Internet or other electronic communications technology in the manner and to the extent provided by the Pennsylvania Business Corporation Law of 1988, as amended ("Pennsylvania BCL");
•	the revision of Section 2.4 of the Bylaws to conform to current business practices and provide the Company with the flexibility to communicate with its shareholders through electronic means;
•	the addition of Section 2.6 of the Bylaws permitting any shareholder to participate in any shareholder meeting by various electronic means, as determined by the Board in its discretion;
•	the removal of the requirement in Section 7.1 and 7.2 of the Bylaws that the Company produce a voting list at its shareholder meeting (under the PA BCL, not required for registered corporations, such as the Company);
•	the removal of the age restriction for directors in Section 10.2;
•	the deletion of Section 10.7 regarding the appointment of individuals as a director emeritus; and
•	made certain immaterial clean-up and conforming changes to the Bylaws, including without limitation conforming the use of terms throughout the Bylaws.

This summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, which is attached as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

3.1 Amended and Restated Bylaws of DNB Financial Corporation (Amended and restated as of January 27, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

January 29, 2016	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of DNB Financial Corporation (Amended and restated as of January 27, 2016)